Exhibit 10.9

Certain information contained in this document, marked by ***, is filed with the SEC pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

AWARD/CONTRACT	1. THIS CONTRACT IS A RATED ORDER UNDER DPAS (15 CFR 700)	RATING	PAGE OF PAGES 1 28

2. CONTRACT (Proc. Inst. Ident.) NO. HHSO100201100019C
3. EFFECTIVE DATE 03/31/2011
4. REQUISITION/PURCHASE REQUEST/PROJECT NO. OS60681

5. ISSUED BY CODE HHS/OS/ASPR/BARDA

HHS/OS/ASPR/BARDA
330 Independence Ave., S.W.
Room 640-G
Washington DC 20201

6. ADMINISTERED BY (If other than Item 5) CODE ASPR-BARDA02

ASPR-BARDA
330 Independence Ave, SW, Rm G640
Washington DC 20201

7. NAME AND ADDRESS OF CONTRACTOR (No., Street, City, Country, State and ZIP Code)

BIOTA SCIENTIFIC MANAGEMENT PTY. LTD. 1381788
BIOTA SCIENTIFIC MANAGEMENT PTY. LT
U 10 585 BLACKBURN RD
NOTTING HILL VIC 3168

CODE 1381788 FACILITY CODE

8. DELIVERY
☐ FOB ORIGIN ☒ OTHER (See below)

9. DISCOUNT FOR PROMPT PAYMENT

10. SUBMIT INVOICES (4 copies unless otherwise specified) TO THE ADDRESS SHOWN IN ITEM

11. SHIP TO/MARK FOR CODE OS-BARDA-WOC

OS-BARDA-WOC
330 Independence Ave, SW, Rm G640
Washington DC 20201

12. PAYMENT WILL BE MADE BY CODE ASPR/BARDA01

ASPR-BARDA
330 Independence Ave, SW, Room G640
Washington DC 20201

13. AUTHORITY FOR USING OTHER THAN FULL AND OPEN COMPETITION:
☐ 10 U.S.C. 2304 (c) ( ) ☐ 41 U.S.C. 253 (c) ( )

14. ACCOUNTING AND APPROPRIATION DATA
2011.1994010.26201

15A. ITEM NO	15B. SUPPLIES/SERVICES	15C. QUANTITY	15D. UNIT	15E. UNIT PRICE	15F. AMOUNT
	Continued				
	15G. TOTAL AMOUNT OF CONTRACT				$231,252,675.00

16. TABLE OF CONTENTS

(X)	SEC.	DESCRIPTION	PAGE(S)	(X)	SEC.	DESCRIPTION	PAGE(S)
		PART I - THE SCHEDULE				PART II - CONTRACT CLAUSES	
X	A	SOLICITATION/CONTRACT FORM	1	X	I	CONTRACT CLAUSES	21-27
X	B	SUPPLIES OR SERVICES AND PRICES/COSTS	2-4			PART III - LIST OF DOCUMENTS, EXHIBITS AND OTHER ATTACH.	
X	C	DESCRIPTION/SPECS./WORK STATEMENT	4-10	X	J	LIST OF ATTACHMENTS	28
X	D	PACKAGING AND MARKING	10			PART IV - REPRESENTATIONS AND INSTRUCTIONS	
X	E	INSPECTION AND ACCEPTANCE	10	X	K	REPRESENTATIONS, CERTIFICATIONS AND OTHER STATEMENTS OF OFFERORS	28-Ref
X	F	DELIVERIES OR PERFORMANCE	10-12				
X	G	CONTRACT ADMINISTRATION DATA	12-14		L	INSTRS., CONDS., AND NOTICES TO OFFERORS	
X	H	SPECIAL CONTRACT REQUIREMENTS	14-20		M	EVALUATION FACTORS FOR AWARD	

CONTRACTING OFFICER WILL COMPLETE ITEM 17 OR 18 AS APPLICABLE

17. ☐ CONTRACTOR'S NEGOTIATED AGREEMENT *(Contractor is required to sign this document and return* ______ *copies to issuing office.)* Contractor agrees to furnish and deliver all items or perform all the services set forth or otherwise identified above and on any continuation sheets for the consideration stated herein. The rights and obligations of the parties to this contract shall be subject to and governed by the following documents: (a) this award/contract, (b) the solicitation, if any, and (c) such provisions, representations, certifications, and specifications, as are attached or incorporated by reference herein. *(Attachments are listed herein.)*

18. ☒ AWARD *(Contractor is not required to sign this document.)* Your offer on Solicitation Number ______ including the additions or changes made by you which additions or changes are set forth in full above, is hereby accepted as to the items listed above and on any condition sheets. This award consummates the contract which consists of the following documents: (a) the Government's solicitation and your offer, and (b) this award/contract. No further contractual document is necessary.

19A. NAME AND TITLE OF SIGNER (Type or print)

20A. NAME OF CONTRACTING OFFICER ROSEMARY MANN

19B. NAME OF CONTRACTOR
BY [signature]
(Signature of person authorized to sign)

19C. DATE SIGNED 03/31/2011

20B. UNITED STATES OF AMERICA
BY [signature]
(Signature of the Contracting Officer)

20C. DATE SIGNED 03/31/2011

AUTHORIZED FOR LOCAL REPRODUCTION
Previous edition is usable

STANDARD FORM 26 (Rev. 4/2008)
Prescribed by GSA
FAR (48 CFR) 53.214(a)

SECTION B--SUPPLIES OR SERVICES AND PRICES/COSTS

ARTICLE B.1. BRIEF DESCRIPTION OF SUPPLIES OR SERVICES

The objective of this contract is to develop domestically manufactured antiviral drugs, oligomers, biologicals, antibody or immunoglobulins, humoral immune response modulators, Fab fragments or derivatives thereof, leading towards FDA-licensure and human usage. The scope of activities for which the Contractor may request funds may include manufacturing, clinical evaluation of pilot and commercial scale lots of drugs or biologicals, including but not limited to small molecules, enzymes, polypeptides, proteins and natural or synthetic antibodies and nucleic acids or derivatives thereof. Funds may also be used for scale-up development and manufacturing facility design but not facility construction.

ARTICLE B.2. CONTRACT LINE ITEM NUMBERS (CLINs)

ARTICLE B.2.1. Contract Type

This is a multiple year, Cost Plus Fixed Fee type contract.

ARTICLE B.2.2. Consideration and Payment (CPFF)

This is a cost plus fixed fee (CPFF) contract. In consideration for completion of work in accordance with the Statement of Work (Section C), the Contractor shall be paid an amount not to exceed $231,252,675 of which [***] represents the estimated reimbursable costs and [***] represents the fixed fee. The amount currently allotted for the contract shall cover a 60-month performance period.

[***]

ARTICLE B.3. PROVISIONS APPLICABLE TO DIRECT COSTS

This section prohibits or restricts the use of contract funds, unless otherwise approved in writing by the Contracting Officer for the following:

a) Acquisition, by purchase or lease, of any interest in real property;
b) Rearrangement or alteration of facilities;
c) Purchase or lease of <u>any</u> item of general purpose office furniture or office equipment regardless of dollar value;
d) Travel Costs;
e) Consultant Costs;
f) Subcontract Costs;
g) Patient Care Costs; and
h) Accountable Government Property (defined as both real and personal property with an acquisition cost of $1,000 or more and a life expectancy of more than two years) and "sensitive items" (defined and listed in the Contractor's Guide of Government Property), regardless of acquisition value.

ARTICLE B.4. ADVANCE UNDERSTANDINGS

ARTICLE B.4.1. Accounting System

The Contractor shall have an approved accounting system in position within six (6) months after contract award. If the Contractor fails to have a standing approved accounting system within six (6) months after contract award, the Government has the right to withhold payments until an approved accounting system is in place and/or terminate the contract in its entirety.

ARTICLE B.4.2. Daiichi-Sankyo Data and IP rights

HHS understands that Biota has free and unencumbered use of any data generated during the Daiichi-Sankyo–managed clinical trials for laninamivir registration in Japan, and that this data can be included to support an NDA submission for US registration. Biota shall obtain and use this data as needed for US FDA licensure.

ARTICLE B.4.3. In Process Review

In Process Reviews (IPR) will be conducted at the discretion of the Government to discuss the progression of the milestones. The Government reserves the right to revise the milestones and budget pending program development status. Deliverables may be required when the IPRs are conducted and may include, but not be limited to, the following:
<u>Initial 24 months</u>: The completion of the CMC-generated clinical lot and initiation of the Phase 2 adult clinical trial, that will conclude at the end of Year 2 in the contract and deliverables required will be the analytical or QA/QC reports or related documents on drug substance, drug products, device or final drug product and any Clinical Study Reports (CSRs) associated with pre-clinical and clinical studies completed by end of Year 2.
<u>Months 25 through 36</u>: The completion of the adult Phase 2 clinical trial and initiation of the Phase 3 adult clinical trials. The deliverables required at the end of Year 3, 4Q, are the adult Phase 2 study report, the Phase 2 pediatric CSR and any other study reports expected to be completed by the end of Year 3.
<u>Months 37 through 60</u>: The completion and qualification of the manufacturing validation lots and completion of the Phase 3 adult clinical trials. The deliverables required at the end of Year 5, 1Q, are the adult Phase 3 Clinical Study Reports and any other study reports expected to be completed by the end of Year 5, and the reports and documents associated with manufacturing lot qualification.

ARTICLE B.4.4. Termination of Contract

The Contractor's failure, in any material respect, to meet the milestones within the specified time periods as stated in the statement of work shall constitute an event of default entitling the Government to exercise its right to terminate the contract for default, in accordance with FAR 52.249-6, Termination (Cost-Reimbursement) (May 2004).

ARTICLE B.4.5. Consultant Rates

The Contractor agrees that the hourly rate of any individual, hired as a consultant against this contract, shall not exceed the federal Executive Schedule Level I hourly rate. If there is a need to pay a consultant in excess of this capped rate, the Contractor shall submit a request for Contracting Officer's approval which includes a justification for the higher hourly rate

and the number of hours for which this higher rate will be charged, along with backup documentation where the consultant has charged the higher rate on a regular basis. The Contracting Officer has the sole discretion to approve the higher rate for a limited number of hours.

SECTION C – STATEMENT OF WORK

Definitions –For the purpose of this Section

"Freedom to Operate" – ensures that the commercial production, marketing and use of the Contractor's new product, process and service do not infringe the intellectual property rights of others.

ARTICLE C.1. BACKGROUND

ARTICLE C.1.1. Introduction and Rationale

Preparedness for public health threats is a major goal of the U.S. Department of Health and Human Services (HHS). An influenza pandemic has a great potential to cause large numbers of deaths and illnesses over a short time period. A pandemic occurs when there is an antigenic shift in influenza A virus and transmission of a new strain to which most or all of the world's population is susceptible. Three pandemics occurred during the 20th century and one in the 21st century, the most severe of which, in 1918, caused over 500,000 U.S. deaths and more than 20 million deaths worldwide. Within the scientific community, it is generally believed that the occurrence of another influenza pandemic is most likely. Recent outbreaks of human disease caused by swine-origin H1N1in 2009 and avian H5, H9, and H7 influenza strains in Asia, Europe, and North America highlight the potential of new strains to be introduced into the population. Estimates for the next pandemic, extrapolating from those of the 20th and 21st centuries, range from about 100,000 to over 2 million deaths in the U.S. alone.

Influenza antiviral drugs and influenza vaccines are considered a primary means to decrease the mortality and morbidity associated with the next pandemic. HHS is pursuing multiple and parallel strategies to close the gap between current antiviral drug and influenza vaccine supply and the HHS goal of stockpiling licensed and new antiviral drugs and pre-pandemic vaccines as part of the strategic plan for pandemic preparedness.

Although vaccination is the primary strategy for the prevention of influenza, there are a number of likely scenarios for which vaccination will be unavailable or inadequate and effective antiviral agents would be of critical importance. Antiviral drugs form an important part of a strategy for dealing with an influenza pandemic with a new influenza virus of any origin, including avian influenza. In the event of a pandemic outbreak the infection will spread very quickly and the effective vaccine production and availability could be delayed several months, furthermore, the current classes of marketed products have limitations, contraindications and possible viral resistance development. New influenza compounds can target cells, innate immunity, or other immunity mechanism of the host or can act at different stages of the influenza virus life cycle and replication. HHS sees the advanced development of new influenza antivirals agents designed to affect different targets of influenza virus infection or to enhance effects of present classes of influenza antiviral drugs as necessary steps to counteract the limited supply, limited domestic production capacity, and rising possibility of resistant virus strains to licensed antivirals in the event of a pandemic outbreak.

ARTICLE C.1.2. Purpose

The purpose of this contract is to support advanced stage development of new antiviral agents for the treatment and prophylaxis of pandemic and seasonal influenza leading toward submission of a US FDA licensure application and development of required industrial capacity to support implementation of the influenza antivirals at full production capacity at or before the onset of a pandemic. Ultimately, these influenza antivirals shall be produced at one or more Food and Drug Administration (FDA)-approved manufacturing facilities and shall provide sufficient surge capacity to contribute substantially to U.S. and ideally global antiviral needs during an influenza pandemic.

ARTICLE C.1.3. Objectives

Using intellectual property to which the company has unencumbered, documented access and documents "freedom to operate," the successful Contractor shall accomplish the following objectives associated with advanced development of a new, influenza antiviral.

a) Conduct toxicology and clinical testing to assess the safety, of the new antiviral agent. The Contractor should consider the Fast Track Drug Development Programs – FDA's Guidance for Industry. Antiviral agents may be manufactured by the Contractor or subcontractor at a facility in compliance with current Good Manufacturing Practices (cGMP) guidelines.

b) Develop a clinical manufacturing and testing plan with the supportive regulatory development plan that will lead to submission of a licensure application. The Contractors should seek guidance from the FDA on the clinical development plan for their antiviral products and should indicate whether the clinical development plan reflects FDA's guidance.

c) Develop a plan to manufacture the antiviral drugs or products in an approved facility based in the U.S. (or, for a product with long-term stability that is suitable for stockpiling at an FDA-approved facility in the U.S. or at a foreign site with a capacity to support rapid stockpile purchases commensurate with U.S. pandemic influenza antiviral needs).

Activities that may be supported by this contract shall include drug toxicology studies in animals, clinical evaluation studies of the antiviral for safety process and manufacturing scale up development, product lot release assay development and process validation. U. S. Government (USG) support shall not be provided for building a manufacturing facility or purchasing an existing facility.

ARTICLE C.2. DESCRIPTION OF WORK

Independently and not as an agent of the government, the Contractor shall furnish all the necessary services, qualified personnel, materials, equipment, and facilities not otherwise provided by the government as needed to perform the work described below.

The Contractor Work Plan (CWP) that describes the activities to be performed and the Gantt chart to include all activities described in the CWP with a time-phased and task-linked budget (submitted in response to the RFP). The level of detail contained in the CWP and the corresponding Gantt chart must be sufficient to facilitate management and execution of the contract by the Contractor.

ARTICLE C.2.1. Milestones

I. Milestone 1: Within three (3) months of contract award, the Contractor shall provide to HHS for review and acceptance a comprehensive milestone-driven **Product Development Plan** for an influenza antiviral drug or therapeutic. The Plan should be inclusive of pre-clinical and clinical activities performed and completed prior to contract award and those clinical and manufacturing activities to be performed post-contract awarding. The Plan shall be a high-level overview and include the following:

A. A Gantt chart timeline or equivalent.

B. A description of the process development and scale-up of drug/therapeutic manufacturing.

C. A description of clinical and consistency lot manufacturing for FDA Center for Biologics/Drugs Evaluation and Research (CBER/CDER) product licensure.

D. A description of the general clinical development plan including development and validation of clinical sample assays.

E. A description of product lot release assay development including lot release product assay specifications and validation.

F. A regulatory master plan that focuses on the critical pathway to product licensure.

G. A cost-accounting system based on original budget estimates (that includes earned value management) to monitor all costs related to the contract award for both prime- and sub-contractors on a real time basis.

II. Milestone 2: Within six (6) months of contract award, the Contractor shall submit to HHS for review and acceptance, a comprehensive, integrated **Clinical Development and Regulatory Plan**. The following issues shall be addressed in the Plan:

A. **A summary of pre-clinical studies** including consultation(s) with Center for Biologics/Drugs Evaluation and Research (CBER/CDER) at FDA which should be incorporated as an appendix to the milestone report.

B. A **detailed description of clinical evaluation** shall be integrated with the manufacturing plans using the most current and available information including consultation with CBER/CDER. Clinical trials performed as a result of this contract shall include any Phase 1, Phase 2, and Phase 3 trials needed to achieve U.S. FDA licensure. Trials should include adults and the elderly. Given the duration, cost, and importance of clinical trials, the plan for each clinical trial should clearly indicate key outcomes, populations, study sites and collaborators, analytic strategy, sample size, timelines, and other key components. A summary of clinical lot manufacturing results, provisional lot release specifications, toxicology data, completed Phase 1 trials and any additional stages of product development that have been completed should be incorporated as an appendix to the milestone report.

C. A **detailed description of regulatory activities** shall be integrated with all products, clinical testing and manufacturing activities using the most current and available information, including consultation with CBER/CDER. A risk assessment and mitigation plan addressing potential manufacturing, clinical and regulatory obstacles that might prevent or delay licensure as well as a plan for the production and distribution of drug/therapeutic in the case of Emergency Use Authorization (EUA) should be included. Issues suitable for risk assessment include pre-clinical and clinical toxicology and safety studies, process yields and facility management. Mitigation plans should include decision trees where applicable.

Many of the required elements may be satisfied by inclusion of the Contractor's Investigational New Drug (IND) application and relevant supplements.

III. Milestone 3: Within nine (9) months of contract award, the Contractor shall provide HHS for review and acceptance a plan to establish a **Manufacturing Facility Plan** describing the design, construction, commissioning, qualification and validation of a facility to produce the Contractor's antiviral drug or biological. The Plan shall contain appropriate information concerning the following elements:

A. **Site selection criteria**, including site user requirement specifications, descriptions of site utilities and infrastructure, descriptions of local, state and federal permitting issues and security planning considerations.

B. A **facility regulatory compliance plan** that addresses cGMP standards, USDA animal testing standards, National Fire Protection Agency standards, DHS security issues and OSHA compliance.

C. **Manufacturing processes** that includes descriptions of upstream and downstream processing, formulation, filling and finishing unit operations, bulk and finished product acceptance specifications, overall capacity needed to meet contract requirements, manufacturing support operations such as solution preparation, storage and distribution, glassware washing and sterilization, clean-in-place and steam-in-place operations, a risk management plan at each stage of production, process flow diagrams, equipment capacity calculations, an automation plan and an equipment list detailing sizing capacity criteria, utility requirements, dimensions, clearances weights, mounting and purchasing lead times.

D. **Architectural/ structural plans** that include concept functional designs, descriptions, and diagrams of space requirements, adjacency plans, floor plans, equipment layouts, material, product and personnel flows, solid, liquid contaminated and other waste flows, and an air balance description or diagram detailing zoning, pressurization, air flows and air quality classification.

E. **Process and building/ mechanical engineering** including energy balances, utility flow diagrams, automation plan, equipment lists and a preliminary layout.

F. A **proposed construction schedule** including installation, commissioning and installation/operational/ performance qualification and a risk mitigation analysis.

G. A **description of the manufacturing facility quality assurance and regulatory acceptance** including quality systems, the validation master plan and regulatory milestones.

The manufacturing facility and process shall be maintained in compliance with current Good Manufacturing Practices.

IV. Milestone 4: Within twelve (12) months of contract award, the Contractor shall provide HHS for review and acceptance a **Feasibility Plan** to manufacture, test, and release product containing antiviral drug. The Plan should include the following elements:

A. A **process description**, including a summary of process data that describes the yield of API and final product, addition of any excipients and purification efficiencies of key process steps.

B. A **comparison of process data** that describes the significance of process scale-up and yield/purity comparisons after scale-up.

C. **Proposed production schedules** including detailed timelines for each development step, conception of a manufacturing scheme, manufacture of proposed clinical lots, description of scale-up plans and manufacturing plant needs, receipt timelines for any virus strains that need importation clearance, QA/QC guidance and timelines, FDA inspection and clearance of manufacturing facilities and building or retrofitting schedules for manufacturing facility(s).

D. A bulk and fill-finish **manufacturing capacity analysis**.

E. A **description of process optimization activities**.

F. **Dose calculations and contingency plans** to address the need for higher dosages of the active pharmaceutical ingredient.

G. A **pre-pandemic facility management plan** including a pandemic preparedness plan and stockpiling contingencies of key ingredients.

H. A **pandemic facility management plan** including change procedures for post-pandemic operations and operation under Emergency Use Authorization (EUA).

V. Milestone 5: **Contractor-defined Milestones.** The Contractor shall provide a work breakdown structure including comprehensive and integrated timelines (Gantt chart) and major milestones to complete the remaining scope of work as relevant given the stage of drug development and evaluation toward product licensure. The Contractor shall propose milestones, at which time data will be presented, summarizing results of prior activities and new plans and protocols that will be submitted for review and approval in order to guide all subsequent activities. Potential milestones may include manufacturing of an investigational lot of API, validation of facilities, systems and equipment, validation of Quality Control product lot release methods, validation of manufacturing processes, stability study programs, consistency lot manufacturing, completion of a clinical trial and progress to a new phase of drug evaluation, submission of a license application, etc.

ARTICLE C.2.2. Project Management and Risk Management Objectives

The Contractor shall (deliver as a part of the Technical Proposal) and implement a **Management Plan** that explains how the Contractor will provide for the effective and efficient management of the technical, administrative, logistical, and support functions described in this statement of work, and shall use an **Earned Value Management System (EVMS)** in the management of this contract that is consistent with ANSI/EIA-STD-748 guidelines. The Contractor shall develop and implement a **Risk Management Plan** highlighting potential problems and/or issues that may arise during the life of the contract, their impact on cost, performance and timelines, and appropriate remediation plans. This plan should reference relevant WBS elements, where appropriate.

Integrated Baseline Review: The Contractor shall submit a plan for post-award Integrated Baseline Review (IBR) to occur within 90 days of contract award. At the IBR, the Contractor and HHS shall mutually agree upon cost, schedule and technical plan baseline (Performance Measurement Baseline). This baseline shall be the basis for monitoring and reporting progress throughout the life of the contract. The IBR is conducted to provide a mutual understanding of the inherent risks in Contractor's performance plans and the underlying management control systems, and it should formulate a plan to handle these risks.

Contract Performance Report: The Contractor shall deliver a Contract Performance Report (CPR) on a monthly basis consistent with the instruction in Department of Defense Data Item Description (DID) DI-MGMT-81466A. Contractor shall provide Format 1, Format 3 and/or Format 5 as negotiated. Format 1 will be reported at the Work Breakdown Structure level agreed to by HHS and the Contractor. Contractor shall provide preliminary CPR on the 15th day after end of Contractor reporting period and final CPR on the 20th day after contract end. EV Variance thresholds will be negotiated with the Contractor post-award but for planning purposes will likely be +/- 10%.

Integrated Master Schedule: The Contractor shall deliver (as a part of the Technical Proposal) a program level Integrated Master Schedule (IMS) that rolls up all time-phased WBS elements down to the activity level. This IMS shall include the dependencies that exist between tasks. The Contractor shall provide monthly delivery of the IMS status with performance data and should include actual start/finish and projected start/finish dates. The status schedule should be delivered 5 days after reporting month end.

Work Breakdown Structure: Work Breakdown Structures (WBS) shall be discernable and consistent. For example, HHS may require a contractor to furnish WBS data at the cost account level or at the work package level or at a lower level if there is significant complexity and risk associated with the task.

ARTICLE C.2.3. Security of Contract Operations and Information Technology

The work performed for development, manufacture, transport, storage and distribution will be performed under a detailed security plan that ensures against theft, tampering or destruction of the specific pertinent product-related material, equipment, documents, information, and data. The Contractor shall develop a written **Draft Security Plan**, for the protection of physical facilities, using, for example, fencing, controlled access, surveillance equipment, 2-person integrity rule, tamper evident packaging, and armed guards.

This plan shall ensure confidentiality, integrity of, and timely access by authorized individuals to data, information and information technology systems, consistent with OMB Circular A-130, Appendix III. This plan should also address the Contractor's security-related due diligence on public information, marketing, advertising, including use of web site(s) impacting product and supply chain security.

This plan shall also include the security measures to be used to protect the medical countermeasure to be stored at the Contractor's facility (e.g., refrigeration/freezer alarm systems, backup electrical power generator systems, etc.), and the contingency plan to accommodate any manufacturing and storage problems caused by natural or man-made disasters, power loss, refrigerant loss, equipment failures, etc.

The Contractor shall revise the Security Plan and submit a Final Security Plan to the Government within 30 days of notification. The COTR and the Information Protection and Systems Security (IPASS) Coordinator will review the plan and submit comments to the Contractor within 10 business days after receipt. Upon completion of all the required security measures, the Contractor shall supply to the COTR a letter certifying compliance. Performance of work under this contract shall be in accordance with this written Security Plan. The Final Security Plan will be incorporated as Attachment 5.

ARTICLE C.2.4. Meetings and conferences

The Contractor shall participate in regular meetings to coordinate and oversee the contract effort as directed by the COTR. Such meetings may include, but are not limited to, meetings of all Contractors and subcontractors to discuss clinical manufacturing progress, product development, product assay development, scale up manufacturing development, clinical sample assays development, preclinical/clinical study designs and regulatory issues; meetings with individual contractors and other HHS officials to discuss the technical, regulatory, and ethical aspects of the program; and meetings with technical consultants to discuss technical data provided by the Contractor. Monthly teleconferences with the Contractor and subcontractors with HHS officials will be held at times and dates to be determined to review technical and product development progress, except during clinical lot manufacturing when meetings shall be held on a weekly basis. The Contractor's Principal Investigator will discuss the activities during the reporting period, any problems that have arisen and the activities planned for the ensuing reporting period.

ARTICLE C.3. REPORTING REQUIREMENTS

In addition to those reports required by other terms of this contract, the Contractor(s) shall submit to the Contracting Officer and the COTR technical progress reports covering the work accomplished during each reporting period on a periodic basis as established by the COTR. These reports are subject to the technical inspection and requests for clarification by the COTR. These reports shall be brief and factual and prepared in accordance with the following format:

I. Technical Progress Reports: On the fifteenth day of each month for the previous calendar month or within fifteen days past the achievement of prescribed project milestones, the Contractor shall submit to the COTR and the Contracting Officer a Technical Progress Report. The frequency of Technical Progress Reporting will be determined by the

Contracting Officer and COTR during negotiations of the contract. The format and type of Technical Progress Report and Executive Summary will be provided by the COTR. Technical Progress Reports will include project timelines and milestones and summaries of product manufacturing, testing, and clinical evaluation. A Technical Progress Report will not be required for the period when the Final Report is due. The Contractor shall submit one copy of the Technical Progress Report electronically via e-mail. Any attachments to the e-mail report shall be submitted in Microsoft Word or Word Perfect, Microsoft Excel, Microsoft Project Manger, and/or Adobe Acrobat PDF files. Such reports shall include the following specific information:

A. Title page containing: *Technical Progress Report*, the contract number and title, the period of performance or milestone being reported, the Contractor's name, address, and other contact information, the author(s), and the date of submission;

B. Introduction/Background - An introduction covering the purpose and scope of the contract effort;

C. Progress - The report shall detail, document, and summarize the results of work performed, test results, and milestones achieved during the period covered. Also to be included is a summary of work planned for the next reporting period;

D. Issues - Issues resolved, new issues and outstanding issues are enumerated with options and recommendations for resolution. An explanation of any difference between planned progress and actual progress, why the differences have occurred, and, if project activity is delinquent, then what corrective steps are planned. Revised timelines are provided.

E. Invoices – Summary of any invoices submitted during the reporting period.

F. Action Items – Summary table of activities or tasks to be accomplished by a certain date and by whom.

G. Distribution List – A list of persons receiving the Technical Progress Report

H. Attachments – Results on the project are provided as attachments

II. Earned Value Management System (EVMS) reports - including quantities needed, format, content, medium. The Contractor will be required to provide an Integrated Master Project Plan (including tabular & Gantt forms) that clearly indicate the critical path to support an Emergency Use Authorization (EUA) and licensure. The Contractor will be required to provide a Work Breakdown Structure (WBS) as part of their project plan. The preferred format will be the Department of Defense (DOD) MIL-HDBK-881A, as guidance in the creation of the WBS (http://www.acq.osd.mil/pm/).

The Contractor will be required to develop a Risk Management Plan highlighting potential problems and/or issues that may arise during the life of the contract, their impact on cost, performance and timelines, and appropriate remediation plans. This plan will reference relevant WBS elements, where appropriate. The Contractor will be required to provide an Earned Value Management System Plan that is consistent with ANSI/EIA-STD-748 guidelines, which will contain: (1) a plan for Integrated Baseline Reviews (IBRs), and (2) Integrated Master Schedule (IMS). This IMS is derived from the Integrated Master Project Plan that rolls up all time and cost phased WBS elements down to the activity level. The preferred format will be the Department of Defense DI-MGMT-81650, as guidance in the creation of the IMS (http://www.acq.osd.mil/pm/).

The Contractor will be required to provide an Earned Value Contract Performance Report (CPR) on a monthly basis. The preferred format will be the DOD DI-MGMT-81466A (http://www.acq.osd.mil/pm/). Earned Value Variance thresholds will be negotiated with the Contractor post-award but for planning purposes will likely be +/- 10%. In conjunction with the CPR, the Contractor shall provide a monthly update to the IMS with up to date performance data and should include actual start/finish and projected start/finish dates. EVMS requirements are incorporated as Attachment 4.

III. The Executive Summary, which shall accompany each Technical Progress Report, will be formatted in Microsoft Power Point presentations and include the following:

A. Title page containing Executive Title, the contract number and title, the period of performance or milestone being reported, the Contractor's name and the date of submission;

B. Project Progress presented as milestone events, test results, tasks, and other activities achieved during the reporting period as talking point bullets;

C. Project Issues presented headings and each item as a talking point bullet.

IV. Final Report – The Contractor shall submit a Draft Final Report to the COTR and Contracting Officer within 45 calendar days prior to the expiration date of the contract. The COTR will review the draft report and provide the Contracting Officer with comments within 15 calendar days after receipt. The Final Report shall be corrected by the Contractor, if necessary, and the final version delivered by the expiration date of the contract. The Contractor shall submit a comprehensive Final Report at the end of the contract that shall detail, document and summarize the results of the entire contract work. The report shall explain comprehensively the results achieved.

SECTION D--PACKAGING, MARKING AND SHIPPING

ARTICLE D.1. SHIPPING

I. Method of Delivery

Unless otherwise specified by the Contracting Officer or the Contracting Officer's Technical Representative (COTR), delivery of items, to be furnished to the government under this contract (including invoices), shall be made by first class mail.

II. Addressees – For all contract deliverables.

COTR
HHS/OS/ASPR/BARDA
330 Independence Avenue SW
Room G640
Washington, D.C. 20201

Contracting Officer
HHS/OS/ASPR/AMCG
330 Independence Avenue SW
Room G640
Washington, D.C. 20201

SECTION E--INSPECTION AND ACCEPTANCE

The Contracting Officer or the duly authorized representative will inspect and accept materials and services to be delivered under the contract. Acceptance may be presumed unless otherwise indicated in writing by the Contracting Officer or the duly authorized representative within 30 days of receipt. The following clause is incorporated by reference:

FAR Clause No.52.246-9, INSPECTION OF RESEARCH AND DEVELOPMENT (SHORT FORM) (APR 1984)

The COTR will perform the inspections at the Contractor's or subcontractors' facilities as necessary.

SECTION F--DELIVERIES OR PERFORMANCE

ARTICLE F.1. PERIOD OF PERFORMANCE

The period of performance shall be sixty (60) months from the effective date of contract award.

ARTICLE F.2. PLACE OF PERFORMANCE

All work shall be performed at the Contractor's and its subcontractors' facilities. Local travel within a 50-mile radius of the Contractor's office will not be reimbursed.

ARTICLE F.2. TECHNICAL REPORT DISTRIBUTION

Delivery will be required F.O.B. Destination as set forth in FAR 52.247-35, F.O.B. DESTINATION, WITHIN CONSIGNEE'S PREMISES (APR 1984), and in accordance with and by the dates specified elsewhere in the contract.

Item	Deliverable	Quantity	Due Date
1.	Technical Progress Report (including EVM report)	Original – C.O. 2 Copies – COTR 1 Electronic Copy	1st Report due on/before the 15th day of the month following the month of contract award; thereafter, due on/before the 15th of the month and within 15 days of achieving a milestone following each reporting period. Not due when Final is due.
2.	Executive Summary	Original – C.O. 2 Copies – COTR 1 Electronic Copy	1st Report due on/before the 15th day of the month following the month of contract award; thereafter, due on/before the 15th of the month following each anniversary date of the contract. Not due when Final is due.
3.	Final Report	Original – C.O. 2 Copies – COTR 1 Electronic Copy	Due on/before the completion date of the contract.

ARTICLE F.3. CONTRACT DELIVERABLES

Milestones	Deliverable	Quantity	Due Date
1.	**Product Development Plan** (Milestone 1)	Original – C.O. 2 Copies – COTR 1 Electronic Copy	Three (3) months after contract award.
2.	**Clinical Development and Regulatory Plan** (Milestone 2)	Original – C.O. 2 Copies – COTR 1 Electronic Copy	Within Six (6) months after contract award.
3.	**Manufacturing Facility Plan** (Milestone 3)	Original – C.O. 2 Copies – COTR 1 Electronic Copy	Within Nine (9) months after contract award.
4.	**Feasibility Plan** (Milestone 4)	Original – C.O. 2 Copies – COTR 1 Electronic Copy	Within Twelve (12) months after contract award.
5.	**Contractor Defined Milestones** (Milestone 5)	Original – C.O. 2 Copies – COTR 1 Electronic Copy	At contract award.
6.	**Final Security Plan**	Original – C.O. 2 Copies – COTR 1 Electronic Copy	30 Days after Government's Final Comments
7.	**Technical Progress & EVM Reports and Executive Summary**	Original – C.O. 2 Copies – COTR 1 Electronic Copy	See section C.3. Reporting Requirements.
8.	**Final Report**	Original – C.O. 2 Copies – COTR 1 Electronic Copy	See section C.3. Reporting Requirements.

ARTICLE F.4. STOP WORK ORDER

The following clause is incorporated herein by reference:

FAR CLAUSE 52.242-15, STOP WORK ORDER (AUG 1989) with ALTERNATE I (APR 1984)

SECTION G--CONTRACT ADMINISTRATION DATA

ARTICLE G.1. CONTRACTING OFFICER

1) The Contracting Officer is the only individual who can legally commit the Government to the expenditure of public funds. No person other than the Contracting Officer can make any changes to the terms, conditions, general provisions or other stipulations of this contract.

2) The Contracting Officer is the only person with authority to act as agent of the Government under this contract. Only the Contracting Officer has authority to: (1) direct or negotiate any changes in the statement of work; (2) modify or extend the period of performance; (3) change the delivery schedule; (4) authorize reimbursement to the Contractor any costs incurred during the performance of this contract; (5) obligate or deobligate funds into the contract; or (6) otherwise change any terms and conditions of this contract.

3) No information, other than that which may be contained in an authorized modification to this contract, duly issued by the Contracting Officer, which may be received from any person employed by the United States Government, or otherwise, shall be considered grounds for deviation from any stipulation of this contract.

ARTICLE G.2. PROJECT OFFICER/CONTRACTING OFFICER'S TECHNICAL REPRESENTATIVE (COTR)

The Government's COTR for this contract is:

Ms. Julie Schafer

The COTR is responsible for: (1) monitoring the Contractor's technical progress, including the surveillance and assessment of performance and recommending to the Contracting Officer changes in requirements; (2) interpreting the statement of work and any other technical performance requirements; (3) performing technical evaluation as required; (4) performing technical inspections and acceptances required by this contract; and (5) assisting in the resolution of technical problems encountered during performance.

The Government may unilaterally change its designated COTR.

ARTICLE G.3. KEY PERSONNEL, HHSAR 352.270-5 (January 2006)

The key personnel specified in this contract are considered to be essential to work performance. At least 30 days prior to diverting any of the specified individuals to other programs or contracts (or as soon as possible, if an individual must be replaced, for example, as a result of leaving the employ of the Contractor), the Contractor shall notify the Contracting Officer and shall submit comprehensive justification for the diversion or replacement request (including proposed substitutions for key personnel) to permit evaluation by the Government of the impact on performance under this contract. The Contractor shall not divert or otherwise replace any key personnel without the written consent of the Contracting Officer. Any cost associated with an unauthorized change in Contractor key personnel shall be at the cost of the Contractor and not the Government. The Government may modify the contract to add or delete key personnel at the request of the Contractor or Government.

Contractor personnel considered by the Government to be essential to contract performance will be identified here. The Contracting Officer must be notified prior to replacing any of these individuals on the contract.

[***]

ARTICLE G.4. ADVANCED APPROVAL OF TRAVEL

Requests for foreign travel must be submitted to the COTR at least six weeks in advance and shall contain the following: (a) meeting(s) and place(s) to be visited, with costs and dates; (b) name(s) and title(s) of Contractor personnel to travel and their functions in the contract project; (c) contract purposes to be served by the travel; (d) how travel of Contractor personnel will benefit and contribute to accomplishing the contract project, or will otherwise justify the expenditure of contract funds; (e) how such advantages justify the costs for travel and absence from the project of more than one person if such are suggested; and (f) what additional functions may be performed by the travelers to accomplish other purposes of the contract and thus further benefit the project. The Contractor will submit to the COTR on a monthly basis a list of all proposed business travel by its employees for the upcoming month with the understanding that there may be additional, necessary business travel that arises on an urgent basis. The COTR will review and respond in a timely basis to allow for efficient planning of travel. In the event the COTR does not respond to the proposed business travel plans within ten days after submission by the Contractor, the proposed business travel will be deemed accepted, provided that the costs of the travel are otherwise allowable under FAR 31.205-46. All travel will be in accordance with Federal Travel Regulations and will be pre-approved on a monthly basis by the COTR. Pre-approval must be submitted with the invoice for each request for reimbursement.

ARTICLE G.5. INDIRECT COST RATES

The Contractor shall bill in accordance with the indirect cost rates as indicated in the Contractor's Final Proposal dated March 2, 2011.

The indirect cost rates are as follows:

[***]

The indirect cost rates shall not exceed these ceiling rates and the Government is not obligated to pay any amounts that are in excess of these ceiling rates.

ARTICLE G.6. INVOICE SUBMISSION/CONTRACT FINANCING REQUEST

Invoice/Financing Request instructions are attached and made part of this contract. The Contractor shall follow the attached instructions and submission procedures to meet the requirements of a "proper invoice" pursuant to FAR Subpart 32.9, Prompt Payment. Invoices shall be submitted to the Contracting Officer (Original) and the COTR (one copy). Invoices may be submitted electronically and hard copies mailed to the Contracting Officer.

The Contractor shall provide monthly invoices, together with documentation of costs in an acceptable format, and invoicing shall be in US dollars.

ARTICLE G.7. CONTRACT FINANCIAL REPORT

a. Financial reports will be submitted to the address specified in Block 7 of face page of the contract.

b. The first financial report shall cover the period consisting of the **first full three calendar months** following the date of the contract, in addition to any fractional part of the initial month. Thereafter, reports will be on a quarterly basis.

c. The Contracting Officer may require the Contractor to submit detailed support for costs contained in one or more interim financial reports. This clause does not supersede the record retention requirements in FAR Part 4.7.

d. The financial report must be in compliance with EVMS requirements and the format should be approved by the government and include all negotiated budget elements.

e. The Government may unilaterally revise the expenditure categories to reflect the allotment of additional funds.

ARTICLE G.8. GOVERNMENT PROPERTY

If this contract will result in the acquisition or use of Government Property provided by the contracting agency or if the Contracting Officer authorizes the acquisition of property (other than real property), this paragraph will include applicable provisions and incorporate the HHS Publication (OS) 686, entitled, **Contractor's Guide for Control of Government Property,** (1990), which can be found at:
http://www.hhs.gov/oamp/policies/contractors_guide_for_control_of_gov_property.pdf

ARTICLE G.9. POST AWARD EVALUATION OF CONTRACTOR PERFORMANCE

Interim and final evaluations of Contractor performance shall be conducted on this contract in accordance with FAR 42.15. The final performance evaluation shall be completed at the time of completion of work. Interim and final evaluations will be submitted to the Contractor as soon as practicable. The Contractor will be permitted thirty days to review the document and to submit additional information or a rebutting statement.

SECTION H--SPECIAL CONTRACT REQUIREMENTS

ARTICLE H.1. HUMAN SUBJECTS

Research involving human subjects shall not be conducted under this contract until the protocol developed in Phase I has been approved by the Department of Health and Human Services, written notice of such approval has been provided by the Contracting Officer, and the Contractor has provided to the Contracting Officer a properly completed "Protection of Human Subjects Assurance Identification/IRB Certification/Declaration of Exemption", Form OMB No. 0990-0263 (formerly Optional Form 310) certifying IRB review and approval of the protocol. The human subject certification can be met by submission of the Contractor's self designated form, provided that it contains the information required by the "Protection of Human Subjects Assurance Identification/IRB Certification/Declaration of Exemption", Form OMB No. 0990-0263 (formerly Optional Form 310).

When research involving Human Subjects will take place at collaborating sites or other performance sites, the Contractor shall obtain, and keep on file, a properly completed "Protection of Human Subjects Assurance Identification/IRB Certification/Declaration of Exemption", Form OMB No. 0990-0263 (formerly Optional Form 310) certifying IRB review and approval of the research.

ARTICLE H.2. HUMAN MATERIALS

The acquisition and supply of all human specimen material (including fetal material) used under this contract shall be obtained by the Contractor in full compliance with applicable State and Local laws and the provisions of the Uniform Anatomical Gift Act in the United States, and no undue inducements, monetary or otherwise, will be offered to any person to influence their donation of human material.

ARTICLE H.3. CONFIDENTIALITY OF INFORMATION

The following information is covered by HHSAR Clause 352.224-70, Confidentiality of Information (January 2006): Data obtained from human subjects.

ARTICLE H.4. ANIMAL WELFARE

All research involving live, vertebrate animals shall be conducted in accordance with the Public Health Service Policy on Humane Care and Use of Laboratory Animals. This policy may be accessed at:
http://grants1.nih.gov/grants/olaw/references/phspol.htm

ARTICLE H.5. NEEDLE EXCHANGE

Pursuant to the current HHS annual appropriations act, the Contractor shall not use contract funds to carry out any program of distributing sterile needles or syringes for the hypodermic injection of any illegal drug.

ARTICLE H.6. POSSESSION USE AND TRANSFER OF SELECT BIOLOGICAL AGENTS OR TOXINS

The Contractor shall not conduct work involving select agents or toxins under this contract until it and any associated subcontractor(s) comply with the following:

For prime or subcontract awards to ***domestic institutions*** that possess, use, and/or transfer Select Agents under this contract, the institution must comply with the provisions of 42 CFR part 73, 7 CFR part 331, and/or 9 CFR part 121 (http://www.aphis.usda.gov/programs/ag_selectagent/FinalRule3-18-05.pdf) as required, before using HHS funds for work involving a *Select Agent or Toxin*. No HHS funds can be used for research involving a Select Agent or Toxin at a domestic institution without a valid registration certificate.

For prime or subcontract awards to ***foreign institutions*** that possess, use, and/or transfer a *Select Agent or Toxin*, before using HHS funds for any work directly involving a *Select Agent or Toxin*, the foreign institution must provide information satisfactory to the HHS that safety, security, and training standards equivalent to those described in 42 CFR part 73, 7 CFR part 331, and/or 9 CFR part 121 are in place and will be administered on behalf of all *Select Agent or Toxin* work supported by these funds. The process for making this determination includes inspection of the foreign laboratory facility by a HHS representative. During this inspection, the foreign institution must provide the following information: concise summaries of safety, security, and training plans; names of individuals at the foreign institution who will have access to the Select Agents and procedures for ensuring that only approved and appropriate individuals, in accordance with institution procedures, will have access to the Select Agents under the contract; and copies of or links to any applicable laws, regulations, policies, and procedures applicable to that institution for the safe and secure possession, use, and/or transfer of select agents. No HHS funds can be used for work involving a Select Agent or Toxin at a foreign institution without written approval from the Contracting Officer.

Listings of HHS select agents and toxins, and overlap select agents or toxins as well as information about the registration process for domestic institutions, are available on the Select Agent Program Web site at http://www.cdc.gov/od/sap/ and http://www.cdc.gov/od/sap/docs/salist.pdf.

Listings of USDA select agents and toxins as well as information about the registration process for domestic institutions are available on the APHIS/USDA website at: http://www.aphis.usda.gov/programs/ag_selectagent/index.html and: http://www.aphis.usda.gov/programs/ag_selectagent/ag_bioterr_forms.html

For foreign institutions, see the HHS Select Agent Award information: (http://www.niaid.nih.gov/ncn/clinical/default_biodefense.htm).

ARTICLE H.7. ANTI-LOBBYING

The Contractor is hereby notified of the restrictions on the use of Department of Health and Human Service's funding for lobbying of Federal, State and Local legislative bodies.

Section 1352 of Title 10, United States Code (Public Law 101-121, effective 12/23/89), among other things, prohibits a recipient (and their subcontractors) of a Federal contract, grant, loan, or cooperative agreement from using appropriated funds (other than profits from a federal contract) to pay any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with any of the following covered Federal actions; the awarding of any Federal contract; the making of any Federal grant; the making of any Federal loan; the entering into of any cooperative agreement; or the modification of any Federal contract, grant, loan, or cooperative agreement. For additional information of prohibitions against lobbying activities see FAR Subpart 3.8, FAR Clause 52.203-12 and HHSAR 352.270-10.

In addition, the current Department of Health and Human Services Appropriations Act provides that no part of any appropriation contained in this Act shall be used, other than for normal and recognized executive-legislative relationships, for publicity or propaganda purposes, for the preparation, distribution, or use of any kit, pamphlet, booklet, publication, radio, television, or video presentation designed to support, or defeat legislation pending before the Congress, or any State or Local legislature except in presentation to the Congress, or any State or Local legislative body itself.

The current Department of Health and Human Services Appropriations Act also provides that no part of any appropriation contained in this Act shall be used to pay the salary or expenses of any contract or grant recipient, or agent acting for such

recipient, related to any activity designed to influence legislation or appropriations pending before the Congress, or and State or Local legislature.

ARTICLE H.8. ACKNOWLEDGEMENT OF FEDERAL FUNDING

A. Section 507 of P.L. 104-208 mandates that contractors funded with Federal dollars, in whole or in part, acknowledge Federal funding when issuing statements, press releases, requests for proposals, bid solicitations and other documents. Contractors are required to state (1) the percentage and dollar amounts of the total program or project costs financed with Federal money, and (2) the percentage and dollar amount of the total costs financed by nongovernmental sources.

This requirement is in addition to the continuing requirement to provide an acknowledgment of support and disclaimer on any publication reporting the results of a contract funded activity.

B. Publication and Publicity
The Contractor shall acknowledge the support of the Department of Health and Human Service, Office of the Assistant Secretary for Preparedness and Response, Biomedical Advanced Research and Development Authority whenever publicizing the work under this contract in any media by including an acknowledgment substantially as follows: "This project has been funded in whole or in part with Federal funds from the Office of the Assistant Secretary for Preparedness and Response, Biomedical Advanced Research and Development Authority, under Contract No. *[insert #]*"

C. Press Releases
Pursuant to Section 508 of Public Law 105-78, the Contractor shall clearly state, when issuing statements, press releases, requests for proposals, bid solicitations and other documents describing projects or programs funded in whole or in part with Federal money that: (1) the percentage of the total costs of the program or project which will be financed with Federal money; (2) the dollar amount of Federal funds for the project or program; and (3) the percentage and dollar amount of the total costs of the project or program that will be financed by nongovernmental sources.

ARTICLE H.9. SUBCONTRACTING PROVISIONS

a. Small Business Subcontracting Plan

1. The Small Business Subcontracting Plan, dated March 2, 2011, is attached hereto and made a part of this contract.

2. The failure of any Contractor or subcontractor to comply in good faith with FAR Clause 52.219-8, entitled "Utilization of Small Business Concerns" incorporated in this contract and the attached Subcontracting Plan, will be a material breach of such contract or subcontract and subject to the remedies reserved to the Government under FAR Clause 52.219-16 entitled, "Liquidated Damages-Subcontracting Plan."

b. Subcontracting Reports

The Contractor shall submit the following Subcontracting reports electronically via the "electronic Subcontracting Reporting System (eSRS) at http://www.esrs.gov .

1. Individual Subcontract Reports (ISR)

Regardless of the effective date of this contract, the Report shall be due on the following dates for the entire life of this contract:

April 30th
October 30th
Expiration Date of Contract

2. Summary Subcontract Report (SSR)

Regardless of the effective date of this contract, the Summary Subcontract Report shall be submitted annually on the following date for the entire life of this contract:

October 30th

For both the Individual and Summary Subcontract Reports, the [Contracting Officer/ Contract Specialist/title of alternate designee] shall be included as a contact for notification purposes at the following e-mail address:

____

[Contracting Officer/Contract Specialist]

ARTICLE H.10. REPORTING MATTERS INVOLVING FRAUD, WASTE AND ABUSE

Anyone who becomes aware of the existence or apparent existence of fraud, waste and abuse in HHS funded programs is encouraged to report such matters to the HHS Inspector General's Office in writing or on the Inspector General's Hotline. The toll free number is **1-800-HHS-TIPS (1-800-447-8477).** All telephone calls will be handled confidentially. The e-mail address is **Htips@os.dhhs.gov** and the mailing address is:

Office of Inspector General
Department of Health and Human Services
TIPS HOTLINE
P.O. Box 23489
Washington, D.C. 20026

ARTICLE H.11. PROHIBITION ON CONTRACTOR INVOLVEMENT WITH TERRORIST ACTIVITIES

The Contractor acknowledges that U.S. Executive Orders and Laws, including but not limited to E.O. 13224 and P.L. 107-56, prohibit transactions with, and the provision of resources and support to, individuals and organizations associated with terrorism. It is the legal responsibility of the Contractor to ensure compliance with these Executive Orders and Laws. This clause must be included in all subcontracts issued under this contract.

ARTICLE H.12. NOTICE PRIOR TO PUBLICATION

The Contractor shall not release any reports, manuscripts, press releases, or abstracts about the work being performed under this contract without written notice in advance to the Government, for additional information see HHSAR 352.270-6.

The Contractor agrees to accurately and factually represent the work conducted under this contract in all press releases. Misrepresenting contract results or releasing information that is injurious to the integrity of HHS may be construed as improper conduct. Press releases shall be considered to include the public release of information to any medium, excluding peer-reviewed scientific publications. The Contractor shall ensure that the Contracting Officer and COTR has received an advance copy of any press release related to this contract not less than four (4) working days prior to the issuance of the press release.

ARTICLE H.13. IDENTIFICATION AND DISPOSITION OF DATA

The Contractor will be required to provide certain data generated under this contract to the Department of Health and Human Services (HHS). HHS reserves the right to review any other data reasonably determined by HHS to be relevant to this contract. The Contractor shall keep copies of all data required by the Food and Drug Administration (FDA) relevant to this contract for the time specified by the FDA. Except for data first produced in the performance of this contract or for which the Government is otherwise entitled to unlimited rights under the Rights in Data clause at Section I.4(3), such data (including but not limited to the data identified in Section 1.3 and Appendix IP1 of Contractor's Technical Proposal submitted on 15 December 2010) shall be treated as Limited Rights Data under such clause. Data submitted to the FDA in connection with Contractor's NDA submission shall be subject to the laws and regulations governing the confidentiality of data submitted to FDA, but shall not otherwise lose its treatment as Limited Rights Data by reason of it having been submitted to FDA.

ARTICLE H.14. MANUFACTURING STANDARDS

The Current Good Manufacturing Practice Regulations (cGMP) (21 CFR Parts 210-211) will be the standard to be applied for manufacturing, processing and packing of this therapeutic product.

If at any time during the life of the contract, the Contractor fails to comply with cGMP in the manufacturing, processing and packaging of this therapeutic product and such failure results in a material adverse effect on the safety, purity or potency of this therapeutic product (a material failure) as identified by CBER and CDER, the Contractor shall have thirty (30) calendar days from the time such material failure is identified to cure such material failure. If the Contractor fails to take such an action within the thirty (30) calendar day period, then the contract may be terminated.

ARTICLE H.15. EARNED VALUE MANAGEMENT SYSTEM (FAR 52.234-4) (Jul 2006)

(a) The Contractor shall use an earned value management system (EVMS) that has been determined by the Cognizant Federal Agency (CFA) to be compliant with the guidelines in ANSI/EIA Standard - 748 (current version at the time of award) to manage this contract. If the Contractor's current EVMS has not been determined compliant at the time of award, see paragraph (b) of this clause. The Contractor shall submit reports in accordance with the requirements of this contract.

(b) If, at the time of award, the Contractor's EVM System has not been determined by the CFA as complying with EVMS guidelines or the Contractor does not have an existing cost/schedule control system that is compliant with the guidelines in ANSI/EIA Standard - 748 (current version at time of award), the Contractor shall—

(1) Apply the current system to the contract; and

(2) Take necessary actions to meet the milestones in the Contractor's EVMS plan approved by the Contracting Officer.

(c) The Government will conduct an Integrated Baseline Review (IBR). If a pre-award IBR has not been conducted, a post award IBR shall be conducted as early as practicable after contract award.

(d) The Contracting Officer may require an IBR at—

(1) Exercise of significant options; or

(2) Incorporation of major modifications.

(e) Unless a waiver is granted by the CFA, Contractor proposed EVMS changes require approval of the CFA prior to implementation. The CFA will advise the Contractor of the acceptability of such changes within 30 calendar days after receipt of the notice of proposed changes from the Contractor. If the advance approval requirements are waived by the CFA, the Contractor shall disclose EVMS changes to the CFA at least 14 calendar days prior to the effective date of implementation.

(f) The Contractor shall provide access to all pertinent records and data requested by the Contracting Officer or a duly authorized representative as necessary to permit Government surveillance to ensure that the EVMS conforms, and continues to conform, with the performance criteria referenced in paragraph (a) of this clause.

(g) The Contractor shall require the subcontractors specified below to comply with the requirements of this clause:

[Insert list of applicable subcontractors.]

____

____

____

ARTICLE H.16. INSTITUTIONAL RESPONSIBILITY REGARDING CONFLICTING INTERESTS OF INVESTIGATORS

The Contractor shall comply with the requirements of 45 CFR Part 94, Responsible Prospective Contractors, which promotes objectivity in research by establishing standards to ensure that investigators (defined as the principal investigator and any other person who is responsible for the design, conduct or reporting of research funded under HHS contracts) will not be biased by any conflicting financial interest. 45 CFR Part 94 is available at the following Web site: http://ecfr.gpoaccess.gov/cgi/t/text/text-idx?c=ecfr;sid=9f130b6d2d48bb73803ca91ce943be3a;rgn=div5;view=text;node=45%3A1.0.1.1.53;idno=45;cc=ecfr

As required by 45 CFR Part 94, the Contractor shall, at a minimum:

a. Maintain a written, enforceable policy on conflict of interest that complies with 45 CFR Part 94 and inform each investigator of the policy, the investigator's reporting responsibilities and the applicable regulations. The Contractor

must take reasonable steps to ensure that investigators working as collaborators or subcontractors comply with the regulations.

b. Designate an official(s) to solicit and review financial disclosure statements from each investigator participating in HHS-funded research. Based on established guidelines consistent with the regulations, the designated official(s) must determine whether a conflict of interest exists, and if so, determine what actions shall be taken to manage, reduce or eliminate such conflict. A conflict of interest exists when the designated official(s) reasonably determines that a *Significant Financial Interest* could directly and significantly affect the design, conduct or reporting of the HHS-funded research. The Contractor may require the management of other conflicting financial interests in addition to those described in this paragraph, as it deems appropriate. Examples of conditions or restrictions that might be imposed to manage actual or potential conflicts of interests are included in 45 CFR Part 94, under Management of Conflicting Interests.

c. Require all financial disclosures to be updated during the period of the award, either on an annual basis or as new reportable Significant Financial Interests are obtained.

d. Maintain records, identifiable to each award, of all financial disclosures and all actions taken by the Contractor with respect to each conflicting interest 3 years after final payment or, where applicable, for the other time periods specified in 48 CFR Part 4, subpart 4.7, Contract Records Retention.

e. Establish adequate enforcement mechanisms and provide for sanctions where appropriate.

If a conflict of interest is identified, the Contractor shall report to the Contracting Officer, the existence of the conflicting interest found. This report shall be made and the conflicting interest managed, reduced or eliminated, at least on a temporary basis, within sixty (60) days of that identification.

If the failure of an investigator to comply with the conflict of interest policy has biased the design, conduct or reporting of the HHS-funded research, the Contractor must promptly notify the Contracting Officer of the corrective action taken or to be taken. The Contracting Officer will take appropriate action or refer the matter to the Contractor for further action, which may include directions to the Contractor on how to maintain appropriate objectivity in the funded research. If corrective action has not been taken or is not appropriate and the contract cannot be performed, the Government reserves the right to terminate the contract for default in accordance with FAR 52.249-6, Termination (Cost-Reimbursement) (May 2004).

The Contracting Officer may at any time inquire into the Contractor's procedures and actions regarding conflicts of interests in HHS-funded research, including a review of all records pertinent to compliance with 45 CFR Part 94. The Contracting Officer may require submission of the records or review them on site. On the basis of this review, the Contracting Officer may decide that a particular conflict of interest will bias the objectivity of the HHS-funded research to such an extent that further corrective action is needed or that the Contractor has not managed, reduced or eliminated the conflict of interest. The issuance of a Stop Work Order by the Contracting Officer may be necessary until the matter is resolved.

If the Contracting Officer determines that HHS-funded clinical research, whose purpose is to evaluate the safety or effectiveness of a drug, medical device or treatment, has been designed, conducted or reported by an investigator with a conflict of interest that was not disclosed or managed, the Contractor must require disclosure of the conflict of interest in each public presentation of the results of the research.

ARTICLE H.17. FDA AND HHS AUDITS

H.17.1. FDA Audits

Within thirty (30) calendar days of an FDA audit of Contractor or subcontractor facilities, the Contractor shall provide copies of the audit findings, final report, and a plan for addressing areas of nonconformance to FDA regulations and guidance for GLP, GMP or GCP guidelines as identified in the final audit report.

H.17.2. HHS Site Visits/Audits

The United States Government (USG) reserves the right to conduct an audit of the Contractor with 48 hours notice. The USG reserves the right to accompany the Contractor on routine and for-cause site-visits/audits of subcontractors. At the discretion of the USG and independent of testing conducted by the Contractor, HHS reserves the right to conduct site visits/audits and collect samples of product held by the Contractor and subcontractors.

PART II – CONTRACT CLAUSES

SECTION I - CONTRACT CLAUSES

THE FULL TEXT OF THESE CLAUSES MAY BE ACCESSED ELECTRONICALLY AT THESE ADDRESSES:

FAR CLAUSES: http://www.acquisition.gov/comp/far/index.html

HHSAR CLAUSES: http://www.dhhs.gov/oamp/dap/hhsar.html/

ARTICLE I.1. GENERAL CLAUSES

General Clauses for a Cost-Reimbursement Research and Development Contract

a. **FEDERAL ACQUISITION REGULATION (FAR) (48 CFR CHAPTER 1) CLAUSES:**

52.202-1	Jul 2004	Definitions (Over $100,000)
52.203-3	Apr 1984	Gratuities (Over $100,000)
52.203-5	Apr 1984	Covenant Against Contingent Fees (Over $100,000)
52.203-6	Sep 2006	Restrictions on Subcontractor Sales to the Government (Over $100,000)
52.203-7	Oct 2010	Anti-Kickback Procedures (Over $100,000)
52.203-8	Jan 1997	Cancellation, Rescission, and Recovery of Funds for Illegal or Improper Activity (Over $100,000)
52.203-10	Jan 1997	Price or Fee Adjustment for Illegal or Improper Activity (Over $100,000)
52.203-12	Oct 2010	Limitation on Payments to Influence Certain Federal Transactions (Over $100,000)
52.203-13	Apr 2010	Contractor Code of Business Ethics and Conduct
52.204-4	Aug 2000	Printed or Copied Double-Sided on Recycled Paper (Over $100,000)
52.204-7	Apr 2008	Central Contractor Registration
52.209-6	Dec 2010	Protecting the Government's Interests When Subcontracting With Contractors Debarred, Suspended, or Proposed for Debarment (Over $30,000)
52.215-2	Oct 2010	Audit and Records - Negotiation (Over $100,000)
52.215-8	Oct 1997	Order of Precedence - Uniform Contract Format
52.215-10	Oct 2010	Price Reduction for Defective Cost or Pricing Data (Over $650,000)
52.215-12	Oct 2010	Subcontractor Cost or Pricing Data (Over $650,000)
52.215-14	Oct 2010	Integrity of Unit Prices (Over $100,000)
52.215-15	Oct 2010	Pension Adjustments and Asset Reversions
52.215-18	Jul 2005	Reversion or Adjustment of Plans for Post-Retirement Benefits (PRB) other than Pensions
52.215-19	Oct 1997	Notification of Ownership Changes

52.215-21	Oct 2010	Requirements for Cost or Pricing Data or Information Other Than Cost or Pricing Data - Modifications
52.216-7	Dec 2002	Allowable Cost and Payment
52.216-8	Mar 1997	Fixed Fee
52.219-8	Jan 2011	Utilization of Small Business Concerns (Over $100,000)
52.219-9	Jan 2011	Small Business Subcontracting Plan (Over $550,000, $1,000,000 for Construction)
52.219-16	Jan 1999	Liquidated Damages - Subcontracting Plan (Over $550,000, $1,000,000 for Construction)
52.222-2	Jul 1990	Payment for Overtime Premium (Over $100,000) (Note: The dollar amount in paragraph (a) of this clause is $0 unless otherwise specified in the contract.)
52.222-3	Jun 2003	Convict Labor
52.222-21	Feb 1999	Prohibition of Segregated Facilities
52.222-26	Mar 2007	Equal Opportunity
52.222-35	Sep 2010	Equal Opportunity Veterans (Over $100,000)
52.222-36	Oct 2010	Affirmative Action for Workers with Disabilities
52.222-37	Sep 2010	Employment Reports Veterans (Over $100,000)
52.222-50	Feb 2009	Combating Trafficking in Persons
52.223-6	May 2001	Drug-Free Workplace
52.223-14	Aug 2003	Toxic Chemical Release Reporting (Over $100,000)
52.225-1	Jun 2003	Buy American Act - Supplies
52.225-13	Jun 2008	Restrictions on Certain Foreign Purchases
52.227-1	Dec 2007	Authorization and Consent, Alternate I (Apr 1984)
52.227-2	Dec 2007	Notice and Assistance Regarding Patent and Copyright Infringement (Over $100,000)
52.227-11	Dec 2007	Patent Rights—Ownership by the Contractor
52.229-8	Mar 1990	Taxes - Foreign Cost-Reimbursement Contracts
52.232-9	Apr 1984	Limitation on Withholding of Payments
52.232-17	Oct 2010	Interest (Over $100,000)
52.232-20	Apr 1984	Limitation of Cost
52.232-23	Jan 1986	Assignment of Claims
52.232-25	Oct 2008	Prompt Payment, Alternate I (Feb 2002)
52.232-33	Oct 2003	Payment by Electronic Funds Transfer--Central Contractor Registration
52.233-1	Jul 2002	Disputes

52.233-3	Aug 1996	Protest After Award, Alternate I (Jun 1985)
52.233-4	Oct 2004	Applicable Law for Breach of Contract Claim
52.242-1	Apr 1984	Notice of Intent to Disallow Costs
52.242-3	May 2001	Penalties for Unallowable Costs (Over $650,000)
52.242-4	Jan 1997	Certification of Final Indirect Costs
52.242-13	Jul 1995	Bankruptcy (Over $100,000)
52.243-2	Aug 1987	Changes - Cost Reimbursement, Alternate V (Apr 1984)
52.244-2	Oct 2010	Subcontracts, Alternate I (Jun 2007)
52.244-5	Dec 1996	Competition in Subcontracting (Over $100,000)
52.244-6	Dec 2010	Subcontracts for Commercial Items
52.245-1	Aug 2010	Government Property
52.245-9	Aug 2010	Use and Charges
52.246-23	Feb 1997	Limitation of Liability (Over $100,000)
52.249-6	May 2004	Termination (Cost-Reimbursement)
52.249-14	Apr 1984	Excusable Delays
52.253-1	Jan 1991	Computer Generated Forms

b. **DEPARTMENT OF HEALTH AND HUMAN SERVICES ACQUISITION REGULATION (HHSAR) (48 CFR CHAPTER 3) CLAUSES**

HHSAR CLAUSE NO.	DATE	TITLE
352.202-1	Jan 2006	Definitions - with Alternate paragraph (h) (Jan 2006)
352.203-70	Jan 2006	Anti-Lobbying
352.216-70	Jan 2006	Additional Cost Principles
352.227-70	Jan 2006	Publications and Publicity
352.228-7	Dec 1991	Insurance - Liability to Third Persons
352.233-71	Jan 2006	Litigation and Claims
352.242-73	Jan 2006	Withholding of Contract Payments
352.242-74	Apr 1984	Final Decisions on Audit Findings

ARTICLE I.2. AUTHORIZED SUBSTITUTIONS OF CLAUSES

It is expected that the following substitution(s) will be made part of this contract:

N/A

ARTICLE I.3. ADDITIONAL CONTRACT CLAUSES

This contract incorporates the following clauses by reference, with the same force and effect, as if they were given in full text. Upon request, the Contracting Officer will make their full text available.

a. FEDERAL ACQUISITION REGULATION (FAR) (48 CFR CHAPTER 1) CLAUSES

(1) FAR Clause **52.203-13, Contractor Code of Business Ethics and Conduct** (April 2010).

(2) FAR Clause **52.203-14, Display of Hotline Poster(s)** (December 2007).
Any required posters may be obtained as follows:

Poster(s)	Obtain From"
HHS Contractor Code of Ethics and Business Conduct Poster	http://oig.hhs.gov/fraud/hotline/OIG_Hotline_Poster.pdf

(3) FAR Clause **52.215-17, Waiver of Facilities Capital Cost of Money** (October 1997).

(4) FAR Clause **52.217-9, Option to Extend the Term of the Contract** (March 2000).

(a) The Government may extend the term of this contract by written notice to the Contractor within 90 calendar days provided that the Government gives the Contractor a preliminary written notice of its intent to extend at least 120 calendar days before the contract expires. The preliminary notice does not commit the Government to an extension.
(b) The total duration of this contract shall not exceed 60 months.

(5) FAR Clause **52.242-3, Penalties for Unallowable Costs** (May 2001).

(6) FAR Clause **52.246-8. Inspection of Research and Development – Cost-Reimbursement** (May 2001)

(7) FAR Clause **52.252-2, Clauses Incorporated by Reference.** (February 1998)

b. DEPARTMENT OF HEALTH AND HUMAN SERVICES ACQUISITION REGULATION (HHSAR) (48 CHAPTER 3) CLAUSES:

(1) HHSAR Clause **352.223-70, Safety and Health** (January 2006).

(2) HHSAR Clause **352.201-70, Paperwork Reduction Act** (January 2006).

(3) HHSAR Clause **352.270-4 Protection of Human Subjects** (January 2006).

(4) HHSAR Clause **352.270-5(b), Care of Live Vertebrate Animals** (October 2009).

(5) HHSAR Clause **352.242-70, Key Personnel** (January 2006)

(6) HHSAR Clause **352.233-70 Choice of law (overseas)** (January 2010)
This contract shall be construed in accordance with the substantive laws of the United States of America. By the execution of this contract, the Contractor expressly agrees to waive any rights to invoke the jurisdiction of local national courts where this contract is performed and agrees to accept the exclusive jurisdiction of the Civilian Board of Contract Appeals and the United States Court of Federal Claims for hearing and determination of any and all disputes that may arise under the Disputes clause of this contract.
(End of clause)

ARTICLE I.4. ADDITIONAL FAR CONTRACT CLAUSES INCLUDED IN FULL TEXT

This contract incorporates the following clauses in full text.

(1) FAR Clause 52.227-3 Patent Indemnity. (Apr 1984)

(a) The Contractor shall indemnify the Government and its officers, agents, and employees against liability, including costs, for infringement of any United States patent (except a patent issued upon an application that is now or may hereafter be withheld from issue pursuant to a Secrecy Order under 35 U.S.C. 181) arising out of the manufacture or delivery of supplies, the performance of services, or the construction, alteration, modification, or repair of real

property (hereinafter referred to as "construction work") under this contract, or out of the use or disposal by or for the account of the Government of such supplies or construction work.

(b) This indemnity shall not apply unless the Contractor shall have been informed as soon as practicable by the Government of the suit or action alleging such infringement and shall have been given such opportunity as is afforded by applicable laws, rules, or regulations to participate in its defense. Further, this indemnity shall not apply to—

(1) An infringement resulting from compliance with specific written instructions of the Contracting Officer directing a change in the supplies to be delivered or in the materials or equipment to be used, or directing a manner of performance of the contract not normally used by the Contractor;

(2) An infringement resulting from addition to or change in supplies or components furnished or construction work performed that was made subsequent to delivery or performance; or

(3) A claimed infringement that is unreasonably settled without the consent of the Contractor, unless required by final decree of a court of competent jurisdiction.

(End of clause)

Alternate II (Apr 1984).
This patent indemnification shall only cover United States patents owned by Daiichi Sankyo Co. Ltd. that are relevant to the subject matter of this contract and listed below. For the purposes of this patent indemnification, "agents" shall not include any third party manufacturers or non-Government entities.

DAIICHI-SANKYO PATENTS PERTAINING TO LANINAMIVIR
Granted patents in the US

[***]

(2) 52.227-14 Rights in Data— (Dec 2007)

(a) Definitions. As used in this clause—
"Computer database" or "database means" a collection of recorded information in a form capable of, and for the purpose of, being stored in, processed, and operated on by a computer. The term does not include computer software.
"Computer software"—
(1) Means
(i) Computer programs that comprise a series of instructions, rules, routines, or statements, regardless of the media in which recorded, that allow or cause a computer to perform a specific operation or series of operations; and
(ii) Recorded information comprising source code listings, design details, algorithms, processes, flow charts, formulas, and related material that would enable the computer program to be produced, created, or compiled.
(2) Does not include computer databases or computer software documentation.
"Computer software documentation" means owner's manuals, user's manuals, installation instructions, operating instructions, and other similar items, regardless of storage medium, that explain the capabilities of the computer software or provide instructions for using the software.
"Data" means recorded information, regardless of form or the media on which it may be recorded. The term includes technical data and computer software. The term does not include information incidental to contract administration, such as financial, administrative, cost or pricing, or management information.
"Form, fit, and function data" means data relating to items, components, or processes that are sufficient to enable physical and functional interchangeability, and data identifying source, size, configuration, mating and attachment characteristics, functional characteristics, and performance requirements. For computer software it means data identifying source, functional characteristics, and performance requirements but specifically excludes the source code, algorithms, processes, formulas, and flow charts of the software.
"Limited rights" means the rights of the Government in limited rights data as set forth in the Limited Rights Notice of paragraph (g)(3) if included in this clause.
"Limited rights data" means data, other than computer software, that embody trade secrets or are commercial or financial and confidential or privileged, to the extent that such data pertain to items, components, or processes developed at private expense, including minor modifications.
"Restricted computer software" means computer software developed at private expense and that is a trade secret, is commercial or financial and confidential or privileged, or is copyrighted computer software, including minor modifications of the computer software.
"Restricted rights," as used in this clause, means the rights of the Government in restricted computer software, as set forth in a Restricted Rights Notice of paragraph (g) if included in this clause, or as otherwise may be provided in a collateral agreement incorporated in and made part of this contract, including minor modifications of such computer software.
"Technical data" means recorded information (regardless of the form or method of the recording) of a scientific or technical nature (including computer databases and computer software documentation). This term does not include computer software or financial, administrative, cost or pricing, or management data or other information incidental to contract administration. The term includes recorded information of a scientific or technical nature that is included in computer databases (See 41 U.S.C. 403(8)).
"Unlimited rights" means the rights of the Government to use, disclose, reproduce, prepare derivative works, distribute copies to the public, and perform publicly and display publicly, in any manner and for any purpose, and to have or permit others to do so.

(b) Allocation of rights.
(1) Except as provided in paragraph (c) of this clause, the Government shall have unlimited rights in—

(i) Data first produced in the performance of this contract;

(ii) Form, fit, and function data delivered under this contract;

(iii) Data delivered under this contract (except for restricted computer software) that constitute manuals or instructional and training material for installation, operation, or routine maintenance and repair of items, components, or processes delivered or furnished for use under this contract; and

(iv) All other data delivered under this contract unless provided otherwise for limited rights data or restricted computer software in accordance with paragraph (g) of this clause.

(2) The Contractor shall have the right to—
(i) Assert copyright in data first produced in the performance of this contract to the extent provided in paragraph (c)(1) of this clause;

(ii) Use, release to others, reproduce, distribute, or publish any data first produced or specifically used by the Contractor in the performance of this contract, unless provided otherwise in paragraph (d) of this clause;
(iii) Substantiate the use of, add, or correct limited rights, restricted rights, or copyright notices and to take other appropriate action, in accordance with paragraphs (e) and (f) of this clause; and
(iv) Protect from unauthorized disclosure and use those data that are limited rights data or restricted computer software to the extent provided in paragraph (g) of this clause.

(c) Copyright—
(1) Data first produced in the performance of this contract.
- (i) Unless provided otherwise in paragraph (d) of this clause, the Contractor may, without prior approval of the Contracting Officer, assert copyright in scientific and technical articles based on or containing data first produced in the performance of this contract and published in academic, technical or professional journals, symposia proceedings, or similar works. The prior, express written permission of the Contracting Officer is required to assert copyright in all other data first produced in the performance of this contract.
- (ii) When authorized to assert copyright to the data, the Contractor shall affix the applicable copyright notices of 17 U.S.C. 401 or 402, and an acknowledgment of Government sponsorship (including contract number).
- (iii) For data other than computer software, the Contractor grants to the Government, and others acting on its behalf, a paid-up, nonexclusive, irrevocable, worldwide license in such copyrighted data to reproduce, prepare derivative works, distribute copies to the public, and perform publicly and display publicly by or on behalf of the Government. For computer software, the Contractor grants to the Government, and others acting on its behalf, a paid-up, nonexclusive, irrevocable, worldwide license in such copyrighted computer software to reproduce, prepare derivative works, and perform publicly and display publicly (but not to distribute copies to the public) by or on behalf of the Government.

(2) Data not first produced in the performance of this contract. The Contractor shall not, without the prior written permission of the Contracting Officer, incorporate in data delivered under this contract any data not first produced in the performance of this contract unless the Contractor—
- (i) Identifies the data; and
- (ii) Grants to the Government, or acquires on its behalf, a license of the same scope as set forth in paragraph (c)(1) of this clause or, if such data are restricted computer software, the Government shall acquire a copyright license as set forth in paragraph (g)(4) of this clause (if included in this contract) or as otherwise provided in a collateral agreement incorporated in or made part of this contract.

(3) Removal of copyright notices. The Government will not remove any authorized copyright notices placed on data pursuant to this paragraph (c), and will include such notices on all reproductions of the data.

(d) Release, publication, and use of data. The Contractor shall have the right to use, release to others, reproduce, distribute, or publish any data first produced or specifically used by the Contractor in the performance of this contract, except—
(1) As prohibited by Federal law or regulation (e.g., export control or national security laws or regulations);
(2) As expressly set forth in this contract; or
(3) If the Contractor receives or is given access to data necessary for the performance of this contract that contain restrictive markings, the Contractor shall treat the data in accordance with such markings unless specifically authorized otherwise in writing by the Contracting Officer.

(e) Unauthorized marking of data.
(1) Notwithstanding any other provisions of this contract concerning inspection or acceptance, if any data delivered under this contract are marked with the notices specified in paragraph (g)(3) or (g) (4) if included in this clause, and use of the notices is not authorized by this clause, or if the data bears any other restrictive or limiting markings not authorized by this contract, the Contracting Officer may at any time either return the data to the Contractor, or cancel or ignore the markings. However, pursuant to 41 U.S.C. 253d, the following procedures shall apply prior to canceling or ignoring the markings.
- (i) The Contracting Officer will make written inquiry to the Contractor affording the Contractor 60 days from receipt of the inquiry to provide written justification to substantiate the propriety of the markings;
- (ii) If the Contractor fails to respond or fails to provide written justification to substantiate the propriety of the markings within the 60-day period (or a longer time approved in writing by the Contracting Officer for good cause shown), the Government shall have the right to cancel or ignore the markings at any time after said period and the data will no longer be made subject to any disclosure prohibitions.
- (iii) If the Contractor provides written justification to substantiate the propriety of the markings within the period set in paragraph (e)(1)(i) of this clause, the Contracting Officer will consider such written justification and determine whether or not the markings are to be cancelled or ignored. If the Contracting Officer determines that the markings are authorized, the Contractor will be so notified in writing. If the Contracting Officer determines, with concurrence of the head of the contracting activity, that the markings are not authorized, the Contracting Officer will furnish the Contractor a written determination, which determination will become the final agency decision regarding the appropriateness of the markings unless the Contractor files suit in a court of competent jurisdiction within 90 days of receipt of the Contracting Officer's decision. The Government will continue to abide by the markings under this paragraph (e)(1)(iii) until final resolution of the matter either by the Contracting Officer's determination becoming final (in which instance the Government will thereafter have the right to cancel or ignore the markings at any time and the data will no longer be made subject to any disclosure prohibitions), or by final disposition of the matter by court decision if suit is filed.

(2) The time limits in the procedures set forth in paragraph (e)(1) of this clause may be modified in accordance with agency regulations implementing the Freedom of Information Act (5 U.S.C. 552) if necessary to respond to a request thereunder.
(3) Except to the extent the Government's action occurs as the result of final disposition of the matter by a court of competent jurisdiction, the Contractor is not precluded by paragraph (e) of the clause from bringing a claim, in accordance with the Disputes clause of this contract, that may arise as the result of the Government removing or ignoring authorized markings on data delivered under this contract.

(f) Omitted or incorrect markings.
(1) Data delivered to the Government without any restrictive markings shall be deemed to have been furnished with unlimited rights. The Government is not liable for the disclosure, use, or reproduction of such data.
(2) If the unmarked data has not been disclosed without restriction outside the Government, the Contractor may request, within 6 months (or a longer time approved by the Contracting Officer in writing for good cause shown) after delivery of the data, permission to have authorized notices placed on the data at the Contractor's expense. The Contracting Officer may agree to do so if the Contractor—
- (i) Identifies the data to which the omitted notice is to be applied;
- (ii) Demonstrates that the omission of the notice was inadvertent;
- (iii) Establishes that the proposed notice is authorized; and
- (iv) Acknowledges that the Government has no liability for the disclosure, use, or reproduction of any data made prior to the addition of the notice or resulting from the omission of the notice.

(3) If data has been marked with an incorrect notice, the Contracting Officer may—

(i) Permit correction of the notice at the Contractor's expense if the Contractor identifies the data and demonstrates that the correct notice is authorized; or

(ii) Correct any incorrect notices.

(g) Protection of limited rights data and restricted computer software.
(1) The Contractor may withhold from delivery qualifying limited rights data or restricted computer software that are not data identified in paragraphs (b)(1)(i), (ii), and (iii) of this clause. As a condition to this withholding, the Contractor shall—

(i) Identify the data being withheld; and

(ii) Furnish form, fit, and function data instead.

(2) Limited rights data that are formatted as a computer database for delivery to the Government shall be treated as limited rights data and not restricted computer software.
(3) [Reserved]

(h) Subcontracting. The Contractor shall obtain from its subcontractors all data and rights therein necessary to fulfill the Contractor's obligations to the Government under this contract. If a subcontractor refuses to accept terms affording the Government those rights, the Contractor shall promptly notify the Contracting Officer of the refusal and shall not proceed with the subcontract award without authorization in writing from the Contracting Officer.

(i) Relationship to patents or other rights. Nothing contained in this clause shall imply a license to the Government under any patent or be construed as affecting the scope of any license or other right otherwise granted to the Government.

(End of clause)

Alternate II (Dec 2007).

(g)(3) Notwithstanding paragraph (g)(1) of this clause, the contract may identify and specify the delivery of limited rights data, or the Contracting Officer may require by written request the delivery of limited rights data that has been withheld or would otherwise be entitled to be withheld. If delivery of that data is required, the Contractor shall affix the following "Limited Rights Notice" to the data and the Government will treat the data, subject to the provisions of paragraphs (e) and (f) of this clause, in accordance with the notice:

Limited Rights Notice (Dec 2007)
(a) These data are submitted with limited rights under Government Contract No. HHSO100201100019C (and subcontract N/A, if appropriate). These data may be reproduced and used by the Government with the express limitation that they will not, without written permission of the Contractor, be used for purposes of manufacture nor disclosed outside the Government; except that the Government may disclose these data outside the Government for the following purposes, if any; provided that the Government makes such disclosure subject to prohibition against further use and disclosure: [Agencies may list additional purposes as set forth in 27.404-2(c)(1) or if none, so state.]
(b) This notice shall be marked on any reproduction of these data, in whole or in part.

(End of notice)

PART III - LIST OF DOCUMENTS, EXHIBITS AND OTHER ATTACHMENTS

SECTION J – LIST OF ATTACHMENTS

The following documents are incorporated into this contract and will be required during contract performance.

Attachment No.	Title	Location
Attachment 1:	Invoice/Financing Request Instructions—Cost-Reimbursement	See Attachment Section at the end of this contract
Attachment 2:	Gantt Chart	See Attachment Section at the end of this contract
Attachment 3:	Contractor Defined Milestones	See Attachment Section at the end of this contract
Attachment 4:	EVMS documents	See Attachment Section at the end of this contract
Attachment 5:	Security Plan/Checklist	See Attachment Section at the end of this contract

PART IV – REPRESENTATIONS AND INSTRUCTIONS

SECTION K
REPRESENTATIONS, CERTIFICATIONS AND OTHER STATEMENTS OF OFFERORS

The following documents are incorporated by reference in this contract:

Annual Representations and Certifications completed and located at the Online Representations and Certifications Application (ORCA) website. [This includes the changes, if any, identified in paragraph (b) of the FAR provision 52.204-8, Annual Representations and Certifications, contained in the contractor's proposal.]